EXHIBIT 23

BAKER TILLY
REVISA

Società di Revisione e
Organizzazione Contabile
00145 Roma
Via Cristoforo Colombo 456
Italy

T: +39 06 54225928
F: +39 06 5417768

www.bakertillyrevisa.it

CONSENT INDEPENDENT AUDITORS

To
Chiurazzi Internazionale S.r.l.
Via Capri, n. 1 – Casoria (Na)
80100 – Naples

To The Sole Director of Chiurazzi Internazionale S.r.l.

We consent to the use of our reports dated March 1, 2013 relating to the financial statements as of and for the periods ending December 31, 2011 and 2012 of Chiurazzi Internazionale S.r.l. for use in your Form 8K.

Regards.

Marco Sacchetta
(Partner)

Rome 26 April, 2013

BAKER TILLY REVISA S.P.A. - CAP. SOC. EURO 1.504.224,28 I.V. - REG. IMP. BO, COD. FISC. E P.I. N. 01213510017 - R.E.A. BO N. 362604
ISCRITTA ALBO SPECIALE DELLE SOCIETÀ DI REVISIONE CON DELIBERA CONSOB N. 689 DEL 26/4/1980 - AUTORIZZ. MINISTR. 3/12/1975 - CONSOCIATE NEI PRINCIPALI PAESI DEL MONDO
SEDE: VIA GUIDO RENI, 2/2 - 40125 BOLOGNA
UFFICI IN BOLOGNA - BOLZANO - GENOVA - MILANO - ROMA - TORINO - VERONA

An independent member of Baker Tilly International